EXHIBIT 22

			    LIST OF SUBSIDIARIES





The following is a list of the significant subsidiaries of the registrant as of March 1, 1996. Each such subsidiary does business under its corporate name.


						 Jurisdiction of
Subsidiary                                       Incorporation

EID Corporation                                  Liberia

Ethyl Additive N.V.                              Belgium

Ethyl Asia Pacific Company                       Virginia

Ethyl Brasil Aditivos S.A.                       Brazil

Ethyl Canada Inc.                                Province of Ontario, Canada

Ethyl Europe S.A.                                Belgium

Ethyl Foreign Sales Corporation                  U.S. Virgin Islands

Ethyl Interamerica Corporation                   Delaware

Ethyl Japan Corporation                          Japan

Ethyl Korea Limited                              Korea

Ethyl Mineraloel-Additive GmbH                   Germany

Ethyl Petroleum Additives, Inc.                  Delaware

Ethyl Petroleum Additives Limited                United Kingdom

Ethyl Shipping Company Limited                   United Kingdom